As filed with the Securities and Exchange Commission on January 28,  2000
=========================================================================
                                                    Registration No. 333-
                                                    =====================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                                  Tularik Inc.
             (Exact name of registrant as specified in its charter)
                         -----------------------------

        Delaware                             Two Corporate Drive                               94-3148800
(State of Incorporation)           South San Francisco, California  94080            (I.R.S. Employer Identification No.)
                                               (650) 825-7000
                         (Address and telephone number of principal executive offices)

                          ----------------------------
                           1991 Equity Incentive Plan
                           1997 Equity Incentive Plan
                 1997 Non-Employee Directors' Stock Option Plan
                        Amplicon Corp. Stock Option Plan
                            Tularik Matching Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plans)
--------------------------------------------------------------------------------
                                David V. Goeddel
                            Chief Executive Officer
                                  Tularik Inc.
                              Two Corporate Drive
                     South San Francisco, California 94080
                                 (650) 825-7000
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------
                                   Copies to:
                         Suzanne Sawochka Hooper, Esq.
                          Stephen N. Rosenfield, Esq.
                              Cooley Godward, LLP
                               5 Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California  94306
                                 (650) 843-5000
                          ---------------------------
                        CALCULATION OF REGISTRATION FEE


Title of Securities       Amount to be      Proposed Maximum Offering Price        Proposed Maximum Aggregate           Amount of
 to be Registered          Registered                Per Share (1)                     Offering Price (1)           Registration Fee

Stock Options and          7,200,800               $0.03 - $51.81                      $163,627,693.70                  $43,197.71
  Common Stock
(par value $.001)
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon (a) with respect to the shares subject to outstanding options granted under the Company's 1991 Equity Incentive Plan, 1997 Equity Incentive Plan, 1997 Non-Employee Directors' Stock Option Plan, Amplicon Corp. Stock Option Plan and certain options granted outside the Company's plans, the weighted average exercise price for such outstanding options (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act")) or (b) for shares available for future grant or purchase under the Company's 1997 Equity Incentive Plan, 1997 Non-Employee Directors' Stock Option Plan, Tularik Matching Plan and 1999 Employee Stock Purchase Plan, the average of the high and low prices of the Company's Common stock on January 21, 2000 as reported on the NASDAQ National Market (pursuant to Rule 457(c) under the Securities Act). The following chart illustrates the calculation of the registration fee:



Securities                                             Number of       Offering Price    Aggregate Offering
                                                       Securities        per Share              Price
------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding             4,273,531              $ 2.80      $ 11,965,886.80
options under the 1991 Equity Incentive Plan,
1997 Equity Incentive Plan, 1997 Non-Employee
Directors' Stock Option Plan, Amplicon Corp.
Stock Option Plan and certain options granted
outside the Company's plans

Common Stock reserved for future grant under the          2,227,269              $51.81      $115,394,806.90
1997 Equity Incentive Plan and 1997 Non-Employee
Directors' Stock Option Plan.

Common Stock available for issuance under the Tularik       700,000              $51.81      $ 36,267,000.00
Matching Plan and 1999 Employee Stock Purchase
Plan

Total                                                     7,200,800                          $163,627,693.70

Registration Fee                                                                             $     43,197.71

                                    PART II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Tularik Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) The description of the Company's Common Stock contained in the Company's latest prospectus filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES

Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. As of the date of this Registration Statement, certain partners and associates of Cooley Godward LLP own an aggregate of 13,514 shares of the Company's Common Stock through investment partnerships.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, the Company's amended and restated certificate of incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     .  for any breach of duty of loyalty to the Company or to its stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

     . for any transaction from which the director derived an improper personal benefit.

     The Company's amended and restated certificate of incorporation further provides that the Company must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

     The Company has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the Company to indemnify each director and officer for certain expenses including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services as its director or officer of the Company or any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company's request.


Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.


Item 8.  EXHIBITS

  Exhibit
  Number
 --------
    3.1*  Amended and Restated Certificate of Incorporation.
    3.2*  Amended and Restated Bylaws.
    4.1*  Specimen Common Stock Certificate.
    5.1   Opinion of Cooley Godward LLP.
   23.1   Consent of Ernst & Young LLP, Independent Auditors.
   23.2   Consent of Cooley Godward llp. Reference is made to Exhibit 5.1.
   24.1   Power of Attorney.  Reference is made to the Signature Page.
   99.1*  1991 Equity Incentive Plan.
   99.2*  1997 Equity Incentive Plan.
   99.3*  1997 Non-Employee Directors' Stock Option Plan.
   99.4   Amplicon Corp. Stock Option Plan.
   99.5   Tularik Matching Plan.
   99.6*  1999 Employee Stock Purchase Plan.

--------------------------
* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-89177), as amended through the date hereof, and incorporated herein by reference.

                                  UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 28, 2000.

                                    TULARIK INC.

                                    By:/s/ David V. Goeddel
                                    -----------------------------
                                           David V. Goeddel
                                       Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David V. Goeddel and Corinne H. Lyle, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Title                              Date


                                        Chief Executive Officer and          January 28, 2000
     /s/ David V. Goeddel              Director (Principal Executive
------------------------------------             Officer)
         David V. Goeddel

     /s/ Corinne H. Lyle             Chief Financial Officer (Principal       January 28, 2000
------------------------------------ Financial and Accounting Officer)
         Corinne H. Lyle

  /s/ A. Grant Heidrich, III
------------------------------------            Director                      January 28, 2000
      A. Grant Heidrich, III


------------------------------------            Director                      January 28, 2000
          Mark J. Levin


------------------------------------            Director                      January 28, 2000
          Paul A. Marks

   /s/ Edward R. McCracken
------------------------------------            Director                      January 28, 2000
       Edward R. McCracken

    /s/ Steven L. McKnight
------------------------------------            Director                      January 28, 2000
        Steven L. McKnight

    /s/ Peter J. Sjostrand
------------------------------------            Director                      January 28, 2000
        Peter J. Sjostrand

                                 EXHIBIT INDEX

  Exhibit
  Number
  -------
   3.1*  Amended and Restated Certificate of Incorporation.
   3.2*  Amended and Restated Bylaws.
   4.1*  Specimen Common Stock Certificate.
   5.1   Opinion of Cooley Godward LLP.
  23.1   Consent of Ernst & Young LLP, Independent Auditors.
  23.2   Consent of Cooley Godward llp. Reference is made to Exhibit 5.1.
  24.1   Power of Attorney.  Reference is made to the Signature Page.
  99.1*  1991 Equity Incentive Plan.
  99.2*  1997 Equity Incentive Plan.
  99.3*  1997 Non-Employee Directors' Stock Option Plan.
  99.4   Amplicon Corp. Stock Option Plan.
  99.5   Tularik Matching Plan.
  99.6*  1999 Employee Stock Purchase Plan.
------------------------------------
* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-89177), as amended through the date hereof, and incorporated herein by reference.